                                                 EXHIBIT 20.8
                  UCFC Acceptance Corporation
           Home Equity Loan Pass-Through Certificates
                  Series 1996-C1 and 1996-C2
                     Reserve Fund Trust
               Statement To Certificateholders

--------------------------------------------------------------------------------------
                         DISTRIBUTIONS IN DOLLARS
                     PRIOR                                                    CURRENT
         ORIGINAL    PRINCIPAL                            REALIZED  DEFERRED  PRINCIPAL
CLASS    FACE VALUE  BALANCE   INTEREST  PRINCIPAL TOTAL  LOSSES    INTEREST  BALANCE
-----    ----------  --------- --------  --------- -----  --------  --------  --------
A TRUST  0.00        0.00      0.00      0.00      0.00   0.00      0.00      0.00
B TRUST  0.00        0.00      0.00      0.00      0.00   0.00      0.00      0.00
--------------------------------------------------------------------------------------
TOTALS   0.00        0.00      0.00      0.00      0.00   0.00      0.00      0.00
======================================================================================

----------------------------------------------------------------------------------
 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                                                                    PASS-THROUGH
                 PRIOR                                   CURRENT        RATES
                 PRINCIPAL                               PRINCIPAL ----------------
CLASS   CUSIP    BALANCE   INTEREST  PRINCIPAL TOTAL     BALANCE   CURRENT   NEXT
-----   -----    --------- --------  --------- --------  --------  -------   ------
A TRUST          0.000000  0.000000  0.000000  0.000000  0.000000    NA        NA
B TRUST          0.000000  0.000000  0.000000  0.000000  0.000000    NA        NA
-----------------------------------------------------------------------------------

SELLER:             UCFC Acceptance Corporation     ADMINISTRATOR:
SERVICER:           United Companies Lending           Bankers Trust Company
                          Corporation                  3 Park Plaza
LEAD UNDERWRITER:   Prudential Securities              Irvine, CA  92714
                          Incorporated
RECORD DATE:        January 31, 1997                FACTOR INFORMATION:
DISTRIBUTION DATE:  February 18, 1997                  (800)735-7777

                              Page 23
                                    (c) COPYRIGHT 1997 Bankers Trust Company